CRAIG H. NEILSEN

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

     Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Peter C. Walsh and Gregory H. Cooper, each acting individually, as the undersigned’s true and lawful Attorney-in-Fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

     (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Ameristar Casinos, Inc., a Nevada corporation (the “Company”), with the United States Securities and Exchange Commission, any national securities exchanges, the Nasdaq Stock Market, gaming regulatory authorities and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

     (2) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

     (3) perform any and all other acts which in the discretion of such Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

     The undersigned acknowledges that:

     (1) this Power of Attorney authorizes, but does not require, each such Attorney-in-Fact to act in his discretion on information provided to such Attorney-in-Fact without independent verification of such information;

     (2) any documents prepared and/or executed by either such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such Attorney-in-Fact, in his discretion, deems necessary or desirable;

     (3) neither the Company nor either of such Attorneys-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

     (4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act,

including without limitation the reporting requirements under Section 16 of the Exchange Act.

     The undersigned hereby gives and grants each of the foregoing Attorneys-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such Attorney-in-Fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such Attorney-in-Fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of December, 2004.

/s/ Craig H. Neilsen by C. Wilson

Signature

Craig H. Neilsen by C. Wilson

Print Name

     On this 17th day of December, 2004, Craig H. Neilsen directed Connie Wilson, in his presence as well as our own, to sign the foregoing document as “Craig H. Neilsen.” Upon viewing the signatures as signed by Connie Wilson and in our presence, Craig H. Neilsen declared to us that he adopted them as his own signatures.

/s/ Andrea Kellogg

Witness

/s/ Margene Otten

Witness

STATE OF NEVADA	)
):ss.
COUNTY OF CLARK	)

     I, Janet Catron, Notary Public in and for said county and state, do hereby certify that Craig H. Neilsen personally appeared before me and is known or identified to me to be the person who executed the foregoing instrument. Craig H. Neilsen, who being unable due to physical incapacity to sign his name or offer his mark, did direct Connie Wilson, in his presence, as well as my own, to sign his name to the foregoing document. Craig H. Neilsen, after viewing his name as signed by Connie Wilson, thereupon adopted the signatures as his own by acknowledging to me his intention to so adopt them as if he had personally executed the same both in his individual capacity..

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 17th day of December, 2004.

/s/ Janet Catron

Notary Public

My Commission Expires:	May 9, 2005

Residing at:	Las Vegas, NV